EXHIBIT 10.2

                       SEVERANCE AGREEMENT

          THIS AGREEMENT, made as of the 1st day of January 1991, between FIRST LEESPORT BANCORP, INC. ("Bancorp"), a Pennsylvania business corporation having its principal place of business in Leesport, Pennsylvania, and JOHN T. CONNELLY ("Executive"), an individual residing at 1203 Independence Drive, Spring Township, Pennsylvania.

                           WITNESSETH:

          WHEREAS, Executive is presently serving as President and Chief Executive Officer of Bancorp; and

          WHEREAS, Bancorp considers the continued services of Executive to be in the best interests of Bancorp and desires to induce Executive to remain in the employ of Bancorp on an impartial and objective basis in the event of a change in the management or control of Bancorp.

                           AGREEMENT:

          NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

          1.   Term of Agreement.

               (a) This Agreement shall be for a two (2) year period commencing on January 1, 1991 and ending on December 31, 1992; provided, however, that this Agreement shall be automatically renewed on January 1, 1992 and on January 1 of each subsequent year (the "Annual Renewal Date') for a period ending two (2) years from each Annual Renewal Date unless either party shall give written notice of nonrenewal to the other party at least sixty (60) days prior to an Annual Renewal Date, in which event this Agreement shall terminate at the end of the then existing term.

               (b) Notwithstanding the provisions of Section l(a) of this Agreement, this Agreement shall terminate automatically for Cause (as defined herein) upon written notice from the Board of Directors of Bancorp (the "Board") to Executive. As used in this Agreement, "Cause" shall mean any of the following:

                    (i)  Executive's conviction of or plea of
     guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving moral turpitude, or the actual incarceration of Executive for a period of forty-five (45) consecutive days or more;
  <PAGE 1>
                    (ii)  Executive's failure to follow the good
     faith lawful instructions, with respect to Bancorp or its operations, of the Board, following written notice of such instructions; or

                    (iii)  Executive's willful failure to
     substantially perform Executive's duties to Bancorp, other than a failure resulting from Executive's incapacity because of physical or mental illness, which willful failure results in demonstrable material injury and damage to Bancorp.

If this Agreement is terminated for Cause, Executive's rights under this Agreement shall cease as of the effective date of such termination.

               (c) Notwithstanding the provisions of Section l(a) of this Agreement, this Agreement shall terminate automatically upon Executive's voluntary termination of employment (other than in accordance with Section 2 of this Agreement), retirement at Executive's election, or Executive's death, and Executive's rights under this Agreement shall cease as of the date of such voluntary termination, retirement at Executive's election, or death; provided, however, that, if Executive dies after Executive delivers a Notice of Termination (as defined in Section 2(a) of this Agreement), the provisions of
Section 8(b) of this Agreement shall apply.

               (d) Notwithstanding the provisions of Section l(a) of this Agreement, this Agreement shall terminate automatically upon Executive's disability and Executive's rights under this Agreement shall cease as of the date of such termination; provided, however, that, if Executive becomes disabled after Executive delivers a Notice of Termination (as defined in Section 2(a) of this Agreement), Executive shall nevertheless be absolutely entitled to receive all of the compensation and benefits provided for in, and for the term set forth in, Section 3 of this Agreement. For purposes of this Agreement, "disability" shall mean Executive's incapacitation by accident, sickness, or otherwise which renders Executive mentally or physically incapable of performing the services required of Executive for three hundred sixty (360) consecutive days.

          2.   Termination Following Change in Control.

               (a)  If a Change in Control (as defined in Section
2(b) of this Agreement) shall occur and if thereafter, at any time during the term of this Agreement, there shall be:

                    (i)  any involuntary termination of
     Executive's employment (other than for the reasons set forth in Section 1(b) or l(d) of this Agreement);

                    (ii)  any reduction in Executive's title,
     responsibilities, including reporting responsibilities, or
     <PAGE 2> authority, including such title, responsibilities, or authority as such title, responsibilities, or authority may be increased from time to time during the term of this Agreement;

                    (iii)  the assignment to Executive of duties
     inconsistent with Executive's office on the date of the Change in Control or as the same may be increased from time to time after the Change in Control;

                    (iv)  any reassignment of Executive to a
     location greater than twenty-five (25) miles from Leesport, Pennsylvania;

                    (v) any reduction in Executive's annual base salary in effect on the date of the Change in Control or as the same may be increased from time to time after the Change in Control;

                    (vi)  any failure to continue Executive's
     participation in any of Bancorp's incentive compensation or bonus plans in which Executive participated at the time of the Change in Control or any change or amendment to any provisions of any of such plans which would materially decrease the potential benefits to Executive under any of such plans;

                    (vii)  any failure to provide Executive with
     benefits at least as favorable as those enjoyed by Executive under any of Bancorp's retirement or pension, life insurance, medical, health and accident, disability or other employee plans in which Executive participated at the time of the Change in Control, or the taking of any action that would materially reduce any of such benefits in effect at the time of the Change in Control;

                    (viii) any requirement that Executive travel in performance of his duties on behalf of Bancorp for a significantly greater period of time during any year than was required of Executive during the year preceding the year in which the Change in Control occurred;

                    (ix)  any sustained pattern of interruption
     or disruption of Executive for matters substantially unrelated to Executive's discharge of Executive's duties on behalf of Bancorp; or

                    (x)  any breach of this Agreement of any
     nature whatsoever on the part of Bancorp;

then, at the option of Executive, exercisable by Executive within one hundred twenty (120) days of the occurrence of any of the foregoing events, Executive may resign from employment with Bancorp (or, if involuntarily terminated, give notice of
<PAGE 3> intention to collect benefits under this Agreement) by delivering a notice in writing (the "Notice of Termination") to Bancorp and the provisions of Section 3 of this Agreement shall apply.

               (b)  As used in this Agreement, "Change in
Control" shall mean the occurrence of any of the following:

                    (i) (A) a merger, consolidation, or division involving Bancorp, (B) a sale, exchange, transfer, or other disposition of substantially all of the assets of Bancorp, or (C) a purchase by Bancorp of substantially all of the assets of another entity unless (x) such merger, consolidation, division, sale, exchange, transfer, purchase or disposition is approved in advance by eighty percent (80%) or more of the members of the Board who are not interested in the transaction and (y) a majority of the members of the Board of Directors of the legal entity resulting from or existing after any such transaction and of the Board of Directors of such entity's parent corporation, if any, are former members of the Board; or

                    (ii)  any other change in control of Bancorp
     similar to any of the foregoing.

          3.   Rights in Event of Termination Following Change in
Control.

               (a) In the event that Executive delivers a Notice of Termination (as defined in Section 2(a) of this Agreement) to Bancorp, Executive shall be absolutely entitled to receive the compensation and benefits set forth below:

                    (i)  If, at the time of termination of
     Executive's employment in accordance with Section 2 hereof, a "Tax Change" (as defined in Section 3(a)(iii) of this Agreement) has also occurred, Bancorp shall make a lump-sum cash payment to Executive no later than thirty (30) days following the date of such termination in an amount ("X") determined pursuant to the following formula:
     X = (2.99A - B) x (1 + C) D.

     For the purpose of the foregoing formula,

     A =  Executive's base amount, determined pursuant to Section
          28OG(b)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code");

     B = the present value of all other amounts which qualify as parachute payments under Code Section 28OG(b)(2)(A) or
          (B) (without regard to the provisions of Code Section 28OG(b)(2)(A)(ii)), such present value to be determined pursuant to the provisions of Code Section 28OG;
  <PAGE 4>
     C = 120% times 0.5 times the lowest of the semiannual applicable federal rates (determined pursuant to Code
          Section 1274(d)) in effect on the date of the "Tax
          Change"; and

     D = the number of whole semiannual periods plus any fraction of a semiannual period from the later of the date of the "Tax Change" or the Change in Control to the date of termination of Executive's employment.

     Notwithstanding the foregoing or any other provision of this Agreement to the contrary, if the amount determined under "B" above equals or exceeds 2.99 times the amount determined under "A" above, no payment shall be made to Executive under this Section 3, nor shall Executive be required to make any payment to Bancorp.

                    (ii)  If, at the time of termination of
     Executive's employment in accordance with Section 2 hereof, a "Tax Change" has not occurred, Bancorp shall make a lump-sum cash payment to Executive no later than thirty (30) days following the date of such termination in an amount equal to
     (A) 2.99 times the lesser of (I) Executive's base amount determined pursuant to the principles set forth in the regulations promulgated under Code Section 28OG(b)(3)(A) and as though a "Tax Change" had occurred on the date of Executive's termination of employment and (II) Executive's base amount so determined but as though a "Tax Change" will occur in the calendar year following the date of Executive's termination of employment, minus (B) any other amounts paid or payable within thirty (30) days following Executive's termination of employment which would constitute (or be presumed to constitute) parachute payments under Code
     Section 28OG(b)(2)(A) or (B) (without regard to the provisions of Code Section 28OG(b)(2)(A)(ii)) if a "Tax Change" had occurred on the date of such termination of employment.

                    (iii)  For purposes of this Agreement, "Tax
     Change" means a change (A) in the ownership or effective control of Bancorp or (B) in the ownership of a substantial portion of the assets of Bancorp, determined pursuant to regulations promulgated under Section 28OG of the Code. Such term also means any similar change with respect to First National Bank of Leesport or an affiliate, to the extent provided in such regulations.

                    (iv)  To the extent benefits become payable
     under Section 3(a)(i) or Section 3(a)(ii) by reason of Executive's termination of employment on or after his attainment of age 62-1/2, the following amount, if less than the amount calculated under the relevant section, shall be paid within thirty (30) days of such termination in lieu of the amount otherwise payable: <PAGE 5>

                                        Percentage of Basic
          If Termination Occurs         Compensation Payable

          On or after age 62-1/2 but
            before age 63                    250%
          On or after age 63 but
            before age 63-1/2                200%
          On or after age 63-1/2 but
            before age  64                   150%
          On or after age 64 but
            before age 64-1/2                100%
          On or after age 64-1/2 but
            before age 65                     50%
          On or after age 65                   0%

          For purposes of this paragraph, the term "Basic Compensation" shall mean the sum of (A) Executive's highest annualized base salary within the three (3) years immediately preceding termination of employment, and (B) Executive's highest amount of bonuses paid or accrued with respect to the three (3) calendar years immediately preceding such termination.

               (b) Bancorp shall pay to Executive all legal fees and expenses incurred by Executive as a result of Executive's delivery of a Notice of Termination (including all such fees and expenses, if any, incurred in successfully contesting or disputing any termination of employment or in seeking to obtain or enforce any right or benefit provided by this Agreement).

               (c) Executive shall not be required to mitigate the amount of any payment provided for in this Section 3 by seeking other employment or otherwise. The amount of payment or the benefit provided for in this Section 3 shall not be reduced by any compensation earned by Executive as the result of employment by another employer or by reason of Executive's receipt of or right to receive any retirement or other benefits after the date of termination of employment or otherwise.

          4. Notices. Except as otherwise provided in this Agreement, any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to Executive's residence, in the case of notices to Executive, and to the principal executive office of Bancorp, in the case of notices to Bancorp.

          5. Waiver. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by Executive and an executive officer specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party
<PAGE 6> shall be deemed a waiver of similar or dissimilar
provisions or conditions at the same or at any prior or subsequent time.

          6. Assignment. This Agreement shall not be assignable by either party, except by Bancorp to any successor in interest to Bancorp's business.

          7. Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter of this Agreement.

          8.   Successors; Binding Agreement.

               (a) Bancorp will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of Bancorp to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Bancorp would be required to perform it if no such succession had taken place. Failure by Bancorp to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute a breach of this Agreement and the provisions of
Section 3 of this Agreement shall apply. As used in this Agreement, "Bancorp" shall mean Bancorp as defined previously and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

               (b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees, and legatees. If Executive should die after a Notice of Termination is delivered by Executive and any amounts would be payable to Executive under this Agreement if Executive had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee, or, if there is no such designee, to Executive's estate.

          9. Arbitration. Bancorp and Executive recognize that, in the event a dispute should arise between them concerning the interpretation or implementation of this Agreement, lengthy and expensive litigation will not afford a practical resolution of the issues within a reasonable period of time. Consequently, each party agrees that all disputes, disagreements and questions of interpretation concerning this Agreement are to be submitted for resolution, in Reading, Pennsylvania, to the American Arbitration Association (the "Association"). Bancorp or Executive may initiate an arbitration proceeding at any time by giving notice to the other in accordance with the rules of the Association. The Association shall designate a single arbitrator to conduct the proceeding, but Bancorp and Executive, may, as a matter of right, require the substitution of a different
<PAGE 7> arbitrator chosen by the Association.  Each such right of substitution may be exercised only one time. The arbitrator shall not be bound by the rules of evidence and procedure of the courts of the Commonwealth of Pennsylvania but shall be bound by the substantive law applicable to this Agreement. The decision of the arbitrator, absent fraud, duress, incompetence or gross and obvious error of fact, shall be final and binding upon the parties and shall be enforceable in courts of proper jurisdiction. Following written notice of a request for arbitration, Bancorp, and Executive shall be entitled to an injunction restraining all further proceedings in any pending or subsequently filed litigation concerning this Agreement, except as otherwise provided herein.

          10. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          11. Applicable Law. This Agreement shall be governed by and construed in accordance with the domestic, internal laws of the Commonwealth of Pennsylvania, without regard to its conflicts of laws principles.

          12. Headings. The section headings of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              FIRST LEESPORT BANCORP, INC.

                              By________________________________
(SEAL)

                              Attest:___________________________
                                        Secretary

                                        "Bancorp"
Witness:

_____________________________ _____________________________(SEAL)
                                   John T. Connelly

                                        "Executive"

ADDENDUM TO SEVERANCE AGREEMENT

          The undersigned directors of First Leesport Bancorp, Inc. ("Bancorp") have reviewed and have approved the execution of the Severance Agreement between John T. Connelly and Bancorp, dated as of January 1, 1991, to which this Addendum is attached.

_______________               ___________________________________
Date                          Louis Bruno

_______________               ___________________________________
Date                          R. William Eaken

_______________               ___________________________________
Date                          Lawrence W. Hendrickson

_______________               ___________________________________
Date                          Paul E. Keim

_______________               ___________________________________
Date                          William Keller

_______________               ___________________________________
Date                          David L. Loose

_______________               ___________________________________
Date                          Arlen R. Mengel

_______________               ___________________________________
Date                          Harry J. O'Neill III

_______________               ___________________________________
Date                          Franklin C. Schoch
  <PAGE 9>